 Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Announces Plan for Strategic Divestitures;

Will Focus on Global RPO Business

NEW YORK, NY – December 17, 2017 - Hudson Global, Inc. (Nasdaq: HSON) (“Hudson”), a leading global talent solutions company, today announced it has entered into definitive purchase agreements to sell its recruitment and talent management operations in Europe and Asia Pacific to strategic buyers in three transactions. Hudson intends to focus on its growing, global recruitment process outsourcing (“RPO”) business going forward. Under the terms of the agreements, Hudson will receive estimated proceeds of $41.2 million in cash, subject to adjustment.

Summary of Transactions

●	Sale of Hudson’s recruitment and talent management operations in Benelux to Value Plus NV, in a management buyout led by Ivan De Witte, chief executive officer, Hudson Benelux, for $24.7 million in estimated net proceeds, subject to customary transaction adjustments.

●	Sale of Hudson’s recruitment and talent management operations in the rest of Europe to Morgan Philips Group SA (“Morgan Philips”), for $10.5 million in estimated net proceeds, subject to customary working capital and transaction adjustments.

●	Sale of Hudson’s recruitment and talent management operations in Asia Pacific to Apache Group Holdings Pty Limited (“Apache Group”), in a management buyout led by Mark Steyn, chief executive officer, Hudson Asia Pacific, for $6.0 million in estimated net proceeds, subject to customary transaction adjustments. The buyer will assume the company’s short-term debt in Asia Pacific, which was $6.3 million as of September 30, 2017.

“We are excited to focus on the RPO business going forward and pleased to have reached these agreements for the sale of our recruitment and talent management businesses,” said Stephen Nolan, chief executive officer at Hudson. “This decision is a result of a lengthy and thorough review of our strategic alternatives and our desire to focus on the growing RPO business. We believe these transactions are in the best interest of all stakeholders and believe these transactions will allow each of our business lines to thrive with more resources, investment and dedicated management than in our existing structure. I believe our teams will continue to have success under the leadership of Ivan De Witte in Belgium, Morgan Philips in Europe and Mark Steyn in Asia Pacific.”

1

A Strategic Focus on RPO

●	We are excited to operate as an RPO-focused company and look forward to continuing to deliver outstanding service to our clients around the globe through our regional RPO operations in the Americas, Asia Pacific and EMEA

●	Hudson believes it has a strong value proposition in RPO and has a deep history in this business going back over 18 years as one of the first RPO providers in the industry

●	Hudson RPO delivers high-level, professional solutions around the globe

●	RPO is a dynamic business with strong growth history and growth prospects globally

●	RPO is less capital intensive than recruitment, requiring less real estate and lighter back-office support

●	RPO has longer-term contracts and is less cyclical than recruitment

●	As of September 30, 2017, Hudson RPO delivered $58.0 million in revenue and $41.6 million in gross margin in the last twelve months

●	Proceeds from the transactions will be used for investment in the RPO business, reduction in support staff costs, other general corporate purposes and continuing the existing share repurchase program

Approvals

The transactions are expected to close in the first half of 2018, subject to the approval of the majority of the outstanding shares of Hudson and satisfaction of customary closing conditions. Hudson plans to file a proxy statement with the Securities and Exchange Commission seeking shareholder approval for the sale of substantially all of its assets as a result of the proposed sales. The Board of Directors of Hudson has unanimously approved the definitive agreements for the proposed sales and will recommend the approval of sales of substantially all of Hudson’s assets to Hudson’s shareholders. None of these transactions are contingent on any other transaction in order to close.

Transitional Services Agreement

Until the close of the sale, all of Hudson’s operations, including RPO, recruitment and talent management, will continue to operate as they do today. Once the sale process is completed, a transitional services agreement will allow each division to work together to continue delivering services to clients throughout 2018, to avoid any service disruptions.

2

Net Operating Losses and Stockholder Rights Agreement

Hudson had net NOLs for U.S. Federal tax purposes of approximately $326.3 million as of December 31, 2016. In order to protect the value of the NOLs, the company has a rights agreement in place that limits beneficial ownership of Hudson common stock to 4.99%. In addition, stockholders who already own more than 4.99% of Hudson common stock may not acquire additional shares without board approval.

Advisor

Foley & Lardner LLP is serving as legal counsel to Hudson.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating around the globe through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results.

About Value Plus NV

Value Plus NV is a newly formed company led by current Hudson Belgium CEO Ivan De Witte and an MBO team from the Hudson Belgium management group. The business is a market leader in Belgium, providing innovative talent solutions to clients. The business is led by an experienced team of tenured industry professionals and was founded by expert entrepreneur and pioneer in talent management Ivan De Witte in 1982. Hudson Belgium has a team of 250 people, including consultants, researchers, R&D and support staff.

About Morgan Philips

Established in 2013, Morgan Philips Group has grown to be a major international recruitment business with offices in Europe, the USA, Latin America, the Middle East and Asia. It specializes in executive search, permanent and temporary recruitment, interim management and talent management. Morgan Philips is particularly noted for its digital approach to executive search and recruitment with a number of online tools and applications, including video CVs and talent matching apps.

3

About Apache Group

The newly formed company is led by current Hudson Asia Pacific CEO Mark Steyn and an MBO team with 76 years’ combined tenure in the business. There is a team of over 675 employees working across 16 offices in five countries. The business will retain the Hudson brand locally, capitalizing on strong customer partnerships and building upon a 30 year track record in Australia, over 26 years in New Zealand and a 17 year track record in Asia.

Forward-Looking Statements

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions’ that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Hudson’s ability to complete the sales of its recruitment and talent management operations in Europe and Asia Pacific on anticipated terms and timetable; the possibility that various closing conditions for the proposed sales may not be satisfied or waived; Hudson’s ability to obtain shareholder approval for the sale of substantially all of its assets as a result of the proposed sales; Hudson’s ability to achieve anticipated benefits from the proposed sales and operate successfully as a company focused on its RPO business; global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company’s operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company’s markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company’s operating flexibility due to the terms of its credit facilities; risks associated with the company’s investment strategy; risks related to international operations, including foreign currency fluctuations; the company’s dependence on key management personnel; the company’s ability to attract and retain highly skilled professionals; the company’s ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company’s stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and risks related to potential acquisitions or dispositions of businesses by the company. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

4

Important Additional Information and Where to Find It

This communication does not constitute a solicitation of a vote or proxy. In connection with the proposed transaction, Hudson intends to file relevant materials with the SEC, including a proxy statement. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HUDSON AND THE PROPOSED TRANSACTION. The proxy statement and certain other relevant materials (when they become available) and other documents filed by Hudson with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request Hudson Global, Inc., 1325 Avenue of the Americas, 12th Floor, New York, New York 10019 or by calling (212) 351-7300.

Participants in the Solicitation

Hudson and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the executive officers and directors of Hudson and the number of shares of Hudson’s common stock beneficially owned by such persons is set forth in the proxy statement for Hudson’s 2017 annual meeting of stockholders which was filed with the SEC on May 1, 2017, and Hudson’s Annual Report on Form 10-K for the period ended December 31, 2016. Investors may obtain additional information regarding the direct and indirect interests of Hudson and its executive officers and directors in the transaction by reading the proxy statement regarding the transaction when it becomes available.

###

5